Table of Contents

PRELIMINARY OFFERING CIRCULAR SEPTEMBER 22, 2022

SUBJECT TO COMPLETION

ENGAGE MOBILITY, INC.

801 Brickell Avenue, 8th Floor

Miami, Florida 33131

215-962-9378

Planned Date of Offering: November 1, 2022

MAXIMUM OFFERING AMOUNT: $75,000,000

Common Stock

This is our initial public offering (the “Offering”) of securities of Engage Mobility, Inc./Bebuzee USA, Inc., a Florida corporation (the “Company”). We are offering a maximum of 75,000,000 (Seventy-Five Million) shares (the “Maximum Offering”) of our common stock, par value $.001 (the “Common Stock”) at an offering price of One Dollar ($1.00) per share (the “Shares”) on a “best efforts” basis. The offering does not include the sale of any shares to be sold by existing securities holders of the Company. This Offering will terminate on the earlier of (i) October 1, 2023, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses, and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions (1)	Proceeds to the Company (2)
Per Share	$1.00	$0.10	$0.90
Maximum Offering	$75,000,000	$7,500,000	$68,500,000

(1) The Company currently intends to use commissioned sales agents or underwriters, commissions are estimated.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $3,000,000 and which include, among other things, legal fees, reproduction expenses, and actual out-of-pocket expenses incurred by the Company.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE COMPANY IS FOLLOWING THE “FORM S-1” FORMAT OF DISCLOSURE UNDER REGULATION A.

The date of this Offering Circular is September 22, 2022.

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SUMMARY AND RISK FACTORS

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities.  Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “BEBUZEE” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Engage Mobility, Inc./Bebuzee USA, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. The risk factors contained under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the machine vision for manufacturing industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

Overview of the Company

Bebuzee is a video-sharing platform and a streaming service that allow our members to watch a wide variety of content such as movies, series, documentaries and talk shows on thousands of internet-connected devices. Bebuzee also scans the world’s news, features and information flow to give its dedicated readers the best of the Internet in one place. A one-stop platform for breaking news, interesting and important blogs, videos, and photos. An addictive resource for those billions of people without time to scavenge the Internet and other sources for news and information.

Additional information on the Company and its strategy can be found within this Offering Circular.

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

THE OFFERING

Issuer:	Engage Mobility, Inc./Bebuzee USA, Inc.

Shares Offered:	A maximum of Twenty Million (50,000,000) shares of our Common Stock (the “Shares”) at an offering price of One Dollar ($1.00) per share.

Number of shares of Common Stock Outstanding before the Offering:	43,996,523 shares of Common Stock

Number of shares of Common Stock to be Outstanding after the Offering:	780,407,985 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	One Dollar ($1.00).

Maximum Offering:	Seventy-Five Million (75,000,000) shares of our Common Stock at an offering price of One Dollar ($1.00) per share, for total gross proceeds of Seventy-Five Million Dollars ($75,000,000) (the “Maximum Offering”).

Use of Proceeds:	We will use the net proceeds for working capital, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

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ADDITIONAL INFORMATION ABOUT THE OFFERING

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute, and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds, which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that, to the fullest extent permitted by applicable law, subscribers bring any claims against the Company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of Pennsylvania. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision since Florida has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. The foregoing notwithstanding, if there is an applicable law that does not permit such forum selection (e.g., the Exchange Act or the Securities Act), then the forum selection provision would not be permissible and, therefore, not applicable. We hereby confirm that the forum selection provision in our subscription agreement does not apply to federal securities law claims.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this offering circular and the documents incorporated by reference herein, before purchasing any shares of Common Stock offered under this offering circular. This offering circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this offering circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this offering circular and the statements made in this offering circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

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You should rely only on the information contained in this offering circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this offering circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This offering circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this offering circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this offering circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this offering circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this offering circular have been delivered, a copy of any of the documents incorporated by reference into this offering circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at Engage Mobility, Inc./Bebuzee USA, Inc., 801 Brickell Avenue, 8th Floor, Miami, Florida 33131, (215) 962-9378. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this offering circular.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Business

OUR ABILITY TO CONTINUE AS A GOING CONCERN IS IN SUBSTANTIAL DOUBT ABSENT OBTAINING ADEQUATE NEW DEBT OR EQUITY FINANCINGS.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of our acquisitions solutions, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and have working capital deficits at the end of 2021, 2020, 2019 and 2018. If the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, some of these funds will have to be used to pay off the outstanding accounts payable and debt of the Company.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, AND WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS OR CEASE OPERATIONS ALTOGETHER.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

LOSS OF KEY PERSONNEL CRITICAL FOR MANAGEMENT DECISIONS WOULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage acquisitions, product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

Some of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we have today. If these larger competitors decide to focus on the acquisition of service and water technology companies, they could have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can.  As of today, there can also be no assurance that current and future competitors will not develop new or enhanced technical services technologies or more cost-effective systems.

INTERNATIONAL REGULATION MAY ADVERSELY AFFECT OUR PLANNED PRODUCT SALES.

As a part of our marketing strategy, we plan to market and sell our technical services and technological solutions internationally. In addition to regulation by the U.S. government, our technological solutions will be subject to communications regulations in each country in which we market and sell. We anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, our suppliers may have to implement supply changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and may result in additional expense to the Company and either reduce or delay product sales.

UNPREDICTABLE EVENTS, SUCH AS THE COVID-19 OUTBREAK, AND ASSOCIATED BUSINESS DISRUPTIONS COULD SERIOUSLY HARM OUR FUTURE REVENUES AND FINANCIAL CONDITION, DELAY OUR OPERATIONS, INCREASE OUR COSTS AND EXPENSES, AND AFFECT OUR ABILITY TO RAISE CAPITAL.

Unpredictable events, such as extreme weather conditions, acts of God and medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.  In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted.

At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Risks Related to Our Common Stock

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SHARES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our Shares have not yet begun to be traded, the offering price of $1.00 per share for the Shares of Common Stock was arbitrarily selected. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the Shares.

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OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR MORE THAN WHAT YOU PAID OR AT ALL.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in in response to various factors.

WE MAY BE SUBJECT TO THE “PENNY STOCK” RULES WHICH WILL ADVERSELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK.

The Securities and Exchange Commission (the “SEC"), has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock may be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

OUR SECURITIES WILL BE TRADED ON THE OTCMARKETS®, WHICH MAY NOT PROVIDE AS MUCH LIQUIDITY FOR OUR INVESTORS AS MORE RECOGNIZED SENIOR EXCHANGES SUCH AS THE NASDAQ STOCK MARKET OR OTHER NATIONAL OR REGIONAL EXCHANGES.

Our current plan is to initially list our Common Stock on the OTCMarkets®, the symbol is in the process of being applied for. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE MAY NOT SATISFY NASDAQ’S INITIAL QUOTATION STANDARDS AND, EVEN IF WE DO, WE MAY BE REMOVED FROM QUOTATION IN THE FUTURE.

We hope to eventually apply to quote our Common Stock on NASDAQ. Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial quotation requirements of NASDAQ. There is no guarantee that we will be able to meet all such requirements.

In the event we are able to quote our Common Stock on NASDAQ, we will be required to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the quotation of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to removal from quotation. If our Common Stock were to no longer be quoted on NASDAQ and we could not list or quote our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

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FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

BECAUSE DIRECTORS AND OFFICERS CURRENTLY AND FOR THE FORESEEABLE FUTURE WILL CONTINUE TO CONTROL BEBUZEE, IT IS NOT LIKELY THAT YOU WILL BE ABLE TO ELECT DIRECTORS OR HAVE ANY SAY IN THE POLICIES OF BEBUZEE.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of BEBUZEE beneficially own approximately 67% of our current outstanding Common Stock with the CEO holding the voting control Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Mr. Joseph Onyero, our President, Chief Executive Officer and Chairman of the Board, holds all of the Series A Preferred Shares which are the voting control block.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

SINCE WE INTEND TO RETAIN ANY EARNINGS FOR DEVELOPMENT OF OUR BUSINESS FOR THE FORESEEABLE FUTURE, YOU WILL LIKELY NOT RECEIVE ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock. This Offering Circular relates to the sale of up to 70,000,000 shares of our Common Stock, which represents approximately 1.36 times our current issued and outstanding shares of our Common Stock. As additional shares of our Common Stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our Common Stock will increase, which could decrease its price.

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THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in the Company.

AN INVESTMENT IN THE COMPANY’S COMMON STOCK IS EXTREMELY SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT.

Our Common Stock is currently quoted on the OTC Pink Tier maintained by OTC Markets Group, Inc. under the symbol “BEBUZEE”; however, an investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our securities may be more volatile.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of June 30, 2022 is $82,512 or $0.00012 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of 0.05% for each investment level):

Percentage of shares offered that are sold	25%	50%	75%	100%
Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00
Net tangible book value per share as of June 30, 2022 (1)	$0.0019	$0.0019	$0.0019	$0.0019
Increase (Decrease) in net tangible book value per share attributable to new investors in this offering	$0.299	$0.460	$0.561	$0.630
Net tangible book value per share, after this offering	$0.300	$0.461	$0.562	$0.631
Dilution per share to new investors	$0.700	$0.539	$0.438	$0.369

———————

(1)	Based on net book value (deficit) as of September 19, 2022 of $82,512 and 43,996,523 outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors, and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements or a FINRA-member broker-dealer has been engaged by the Company to consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock, or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our Common Stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Offering will expire on the first to occur of (a) the sale of all 75,000,000 shares of Common Stock offered hereby, (b) 1 year from the date that this Offering Circular is declared effective, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

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USE OF PROCEEDS TO ISSUER

If the Offering is fully subscribed for 75,000,000 shares of Common Stock, we expect that the net proceeds from the sale of shares of Common Stock will be approximately Sixty-Seven Million Four Hundred Fifty-Five Thousand Dollars ($67,455,000), based on the subscription price of $1.00 per share and after all estimated expenses of this Offering and the sale of stock by existing shareholders into the offering. We estimate that the aggregate expenses of this Offering will be approximately $2,018,000.

We intend to use the net proceeds from this Offering (i) in connection with acquisition of five (5) companies representing $56,000,000 in revenues; (ii) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel & enhancing marketing, making payments of accounts payable and pre-payments within our supply chain; (iii) to finance capital expenditures, including without limitation the expansion of premises, acquisition of additional rental equipment and transportation, (iv) the payment of indebtedness, (v) to identify and acquire additional targets and (vi) to otherwise improve our financial position to pursue an up-listing to NASDAQ.

Percentage of Offering Sold	25%	50%	75%	100%
Offering Amount	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Shares Sold Into the Offering by Shareholders	$00	$00	$00	$00
Estimated Offering Expense (1)	$1,930,000	$3,805,000	$5,680,000	$7,555,000
Total Net Proceeds (2)	$16,820,000	$33,695,000	$50,570,000	$67,455,000
Software/App Development	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Working Capital, Payments of accounts payable and pre-payments within our supply chain	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Establishing local administrative offices	$750,000	$2,000,000	$2,500,000	$3,000,000
Hiring of talent and sales personnel	$450,000	$2,500,000	$4,000,000	$5,000,000
Upgrade of servers and infrastructure	$1,000,000	$2,000,000	$4,000,000	$5,000,000
Financing of capital expenditures (including without limitation the expansion of premises, acquisition of rental equipment, and transportation)	$150,000	$800,000	$1,200,000	$1,600,000
Reduction of Debt (2)	$400,000	$400,000	$400,000	$400,000
Sales and Marketing	$5,070,000	$11,995,000	$19,470,000	$28,455,000
Capital to pursue an up-listing to NASDAQ	$3,000,000	$3,000,000	$3,000,000	$3,000,000

———————

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our acquisitions, working capital and other corporate purposes.
(2)	Represents net proceeds we intend to prepay a portion of the outstanding principal amount due to existing lines of credit.

The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this offering circular, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2022. Accordingly, we will retain broad discretion over the use of these proceeds and the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DETERMINATION OF OFFERING PRICE

The shares being offered by the Company will be sold at a fixed price of $1.00 for the duration of this Offering. The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. It has been arbitrarily determined by the Company.

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THE BUSINESS

The Company Overview

Bebuzee is a video-sharing platform and a streaming service that allow our members to watch a wide variety of contents such as movies, series, documentaries and talk shows on thousands of internet-connected devices.

Bebuzee also scans the world’s news, features and information flow to give its dedicated readers the best of the Internet in one place. A one-stop platform for breaking news, interesting and important blogs, videos, and photos. An addictive resource for those billions of people without time to scavenge the Internet and other sources for news and information.

Applications developed for mobile devices, commonly referred to as “apps” are the basis for mobile device users to obtain entertainment, information, tools and an assortment of other functions. A “super app” is a mobile application that provides a variety of seemingly unrelated services via a single mobile interface. Rather than having multiple apps for different services, a super app aims to provide users with access to multiple services in a single location. For example, in one app users could chat, shop, order a ride share, manage banking, listen to music or watch a video. Super apps are convenient, and they save users storage because they consolidate multiple apps.

Super apps are prevalent in Asia but have not made their way into widespread use in western economies. Tencent, the massive Chinese tech conglomerate, transformed its WeChat app into a super app. It began as a messaging app but the company added a series of services to provide ride sharing, virtual wallets, hotel reservations, medical consultations and more. Other examples include Alipay, Grab and Gojek.

Generally a super app supplies a majority of the following:

•	Social Platform
•	E-Commerce Services
•	Transportation Services
•	Financial Services
•	Food Delivery
•	Bill and Utility Payment
•	Health and Insurance Services

The difference between Asian and Western governments is that Western governments typically impose strict regulations of financial services and the harvesting of consumer data. Bebuzee will utilize third-part integrations with parties who have already established the infrastructure to meet Western government regulations.

Bebuzee’s vision is to become the premiere global supplier of entertainment and information customized to individual users.

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Bebuzee has already assembled a broad array of products which will support its super app development process. The Bebuzee family of companies includes:

•	Bebuzee – Video streaming and photo sharing
o	Bebuzee Messaging – provides individuals with text and voice message capabilities along with voice and video call features.
o	Shortbuz – a feature for creation and sharing of short-form video content
•	Blogbuz – scans the world’s news, features and information based upon member’s interests to provide content at their devices
•	Properbuz – a real estate search company that allows users to search real estate for purchase, rental and vacation rentals.
•	Bebuzee Adbuz – provides for specific placement of marketing products within the Bebuzee network of companies
•	Properbuz Blockchain – is a blockchain-based operating system for real estate services with the intent of expanding to other professional services.

Management Team

This management team has a proven record of accomplishment and the technical, engineering and scientific support to succeed. The strength of the management team stems from combined expertise in both management and technical areas together with industry contacts.

Joseph Onyero

Age 41 years

Founder/CEO, 11/2012 - Current

Goal-driven Founder, strategic leader and decisive business professional brings track record of success in startup companies. Outstanding background managing multiple products from ideation to market launch and profitable monetization. Strong entrepreneurial spirit, open mind and willingness to take on new challenge that requires patience and perseverance.

Visionary professional successful at developing new approaches to fill business and market needs. Joseph Onyero, CEO and founder of parent company Bebuzee and its subsidiaries, including Properbuz, is an Internet enthusiast who has created commercial web presences since 2005. His focus has been in the fields of marketing and advertising. He has previously worked as a CMO and in business development. Mr. Onyero owned a travel and tourism company in his earlier business life.

In 2005, he created features and component parts of what was later to become the Bebuzee suite of products, including Properbuz for real estate transactions, Bebuzee social media for videos, photos and blogs sharing, Adbuz, a commercial ad platform, and more. He did this ahead of the social media industry, using his vision of the ideal modern-day, social networking platform. In May 2012, he started building Bebuzee and Properbuz for commercial use, using his knowledge and components developed during the previous years, integrating them into a seamless whole.

Parent company Bebuzee has been approved for an initial public offering in the United States, demonstrating that he has taken Bebuzee from a living room start-up to a U.S. publicly traded company.

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Experience:

-	Led startup and opening of business and provided business development, creation of operational procedures and workflow planning.
-	Cultivated and maintained industry relationships and customer partnerships to capitalize on opportunities and maximize business success.
-	Maintained up-to-date knowledge of statutory requirements and regulations.
-	Negotiated key initial contracts and established plans to formalize structure and support growth.
-	Monitored business trend forecasts and adjusted budgets and operational plans to maximize growth and opportunities.
-	Directed hiring and training of new department managers to drive organizational improvements.

Claudia S. Spagnuolo

Age 39 years

Chief Operating Officer from April 2021 – Current

Ms. Spagnuolo began her time with Bebuzee in 2014 as a user experience manager before being promoted to Chief Marketing Officer in 2017. Claudia’s skills and commitment has helped Properbuz and Bebuzee improved its products.

Claudia holds a Bachelors’ Degree in Political Science and a Masters’ Degree in Administration at the University of Perugia, Italy. She previously worked as an assistant marketing director at the National Secretariat of the union CISL in Italy from 2010 to May 2014. Prior to that, she also worked as a researcher at the “Complutense University of Madrid” on the issues of corporate management.

Ms. Spagnuolo speaks three languages, and was instrumental in the launching of Properbuz in fifteen languages around the world. Over the years Claudia Spagnuolo served as strategic advisor and functional expert on critical strategic and operational matters. Developed highly effective working relationships with other departments by being positive and constructive leader. Guided business to success by leveraging experience through management positions. Accomplished leader, skilled at maximizing employee’s skills and knowledge, to achieve highest performance goals

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DESCRIPTION OF PROPERTY

BEBUZEE currently lease 801 Brickell Avenue, 8th Floor, Miami, Florida 33131.

MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Report. Bebuzee conducted no operations and had no revenues or expenses over the periods covered.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers, Director and Key Employees

Name and Principal Position	Age	Term of Office	Salary ($)	All Other Compensation ($)	Total ($)
Joseph Onyero	41	2020	300,000 (1)	0	300,000
President/CEO		2021	300,000 (1)	0	300,000

Claudia S. Spagnuolo	39	2020	180,000 (2)	0	180,000
VP Operations/COO		2021	180,000 (2)	0	180,000

(1)	Pursuant to an employment agreement dated April 1. 2021. All salary is deferred.
(2)	Pursuant to an employment agreement dated April 1, 2021. All salary is deferred.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The Directors and Executive Officers were not compensated during the past two (2) years.

Outstanding Equity Awards at Fiscal Year-End Table

The executive officers had no outstanding equity awards as of December 31, 2021 and 2020.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. At the current time no plans are pending to change this until or unless we elect independent directors.

Employment Agreements

Employment Agreements between Mr. Onyero and Ms. Spagnuolo are included as an attachment to this offering.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our voting stock beneficially owned, as of December 31, 2021, by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner	No. of Shares	% of Class (1)	No. of Shares	% of Class (1)(3)
Directors and Officers
Joseph Onyero	619,121,904	87.77	100,000	100
Claudia Spagnuolo	0	0	0	0

5% Security Holders:
NONE

Securities Authorized for Issuance under Equity Compensation Plans

The company has not created any Equity Compensation Plan.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Due to officers

There are no accrued or amounts owed to any officer.

Due to/from Commercial Distributor & Services Supplier

There are no accrued or amounts owed to any Commercial Distributors or Service Suppliers.

INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

The Company’s financial statements included in this Offering Circular and incorporated by reference, have been audited by Accell Audit & Compliance, PA, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law firm of Donald R. Keer, Esq.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SECURITIES BEING OFFERED

DESCRIPTION OF SECURITIES

Summary of Securities

The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part, and to the applicable provisions of Florida law.

Authorized Capital and Preferred and Common Stock

Our authorized capital stock consists of 1,00,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. The Certificate of Designation for Series A Preferred Stock authorize issuance of 10,000,000 shares. As of September 19, 2022, there were 1,000,000,000 shares of Common Stock outstanding, 100,000 shares of Series A preferred stock outstanding.

Recent Unregistered Issuances of Equity Securities

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to the Company’s Articles, bylaws, and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the company’s securities.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our Articles, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

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Series A Preferred Stock

Dividends.  The Holder of Series A Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to dividends paid on Common Stock.

Liquidation, Dissolution, or Winding Up. The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series A Preferred Shares remaining issued and outstanding were converted to Common Stock.

Voting.  On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast 1,000 (one thousand) votes per share of Series A held.

Conversion.  The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ratio of one thousand (1,000) shares of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to this Offering Statement, which is incorporated by reference herein.

Convertible loans payable

None

Convertible loans

None

Convertible notes with beneficial conversion feature

None

Convertible loans with purchase option

None

Transfer Agent and Registrar

Name: ClearTrust, LLC Phone: 813.235.4490
Email: inbox@cleartrusttransfer.com
Address: 16540 Pointe Village Dr, Suite 205, Lutz, FL 33558

Quotation of Common Stock

OTCMarkets Group, Inc. – Pink: OTC:ENGA

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DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, and such other factors as our Board deems relevant.

23

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bebuzee, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bebuzee, Inc. (the “Company”) as of June 30, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has no revenues and recurring losses as of June 30, 2022 and has not completed its efforts to establish a stabilized source of revenues to cover operating costs over an extended period of time. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Tampa, Florida

September 13, 2022

F-2

BEBUZEE, INC. F/K/A ENGAGE MOBILITY, INC.

BALANCE SHEETS

	June 30,
	2022	2021

ASSETS
Current assets:
Cash	$69,512	$–
Other current assets	13,000	–
Total current assets	82,512	–
Total assets	$82,512	$–

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
None	$–	$–
Total current liabilities	–	–
Total liabilities	–	–

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 100,000 and no shares issued and outstanding at June 30, 2022 and 2021, respectively	100	–
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 26,996,523 and 23,082,567 shares issued and outstanding at June 30, 2022 and 2021, respectively	26,997	23,083
Additional paid-in-capital	355,020	–
Accumulated deficit	(299,605)	(23,083)
Total stockholders' equity	82,512	–
Total liabilities and stockholders' equity	$82,512	$–

The accompanying notes are an integral part of these financial statements

F-3

BEBUZEE, INC. F/K/A ENGAGE MOBILITY, INC.

STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2022	2021

Net revenues	$–	$–

Gross profit	–	–

Operating expenses:
Professional fees	72,594	–
Rent	41,782	–
Investor relations	19,761	–
Consultants	134,106	–
General and administrative	8,279	–
Total operating expenses	276,522	–
Loss from operations	(276,522)	–

Loss before income taxes	(276,522)	–
Income taxes	–	–

Net loss	$(276,522)	$–

Net loss per share, basic and diluted	$(0.01)	$–

Weighted average number of shares outstanding
Basic and diluted	24,107,685	23,082,567

The accompanying notes are an integral part of these financial statements

F-4

BEBUZEE, INC. F/K/A ENGAGE MOBILITY, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance as of July 1, 2020	–	$–	23,082,567	$23,083	$–	$(23,083)	$–
Net loss	–	–	–	–	–	–	–
Balance as of June 30, 2021	–	$–	23,082,567	$23,083	$–	$(23,083)	$–

Capital contribution	–	–	–	–	235,134	–	235,134
Common stock issued for services	–	–	1,000,000	1,000	7,900	–	8,900
Shares issued in exchange for shares in Bebuzee (UK), Ltd.	–	–	2,913,956	2,914	(2,914)	–	–
Preferred stock issued for services	100,000	100	–	–	114,900	–	115,000
Net loss	–	–	–	–	–	(276,522)	(276,522)
Balance as of June 30, 2022	100,000	$100	26,996,523	$26,997	$355,020	$(299,605)	$82,512

The accompanying notes are an integral part of these financial statements

F-5

BEBUZEE, INC. F/K/A ENGAGE MOBILITY, INC.

STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(276,522)	$–
Adjustments to reconcile net loss to net cash from operating activities:
Common stock issued for services	8,900	–
Preferred stock issued for services	115,000	–
Changes in operating assets and liabilities:
Other current assets	(13,000)	–
Net cash from operating activities	(165,622)	–

Cash flows from financing activities:
Capital contributions	235,134	–
Net cash from financing activities	235,134	–

Net increase in cash	69,512	–

Cash at beginning of period	–	–
Cash at end of period	$69,512	$–

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these financial statements

F-6

BEBUZEE, INC. F/K/A ENGAGE MOBILITY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Bebuzee, Inc., a Florida corporation (the “Company”), which was incorporated under the laws of Florida on December 28, 2011 and operated as Engage Mobility, Inc. (“ENGA”) until changing its name to Bebuzee, Inc. on December 22, 2021.

On August 3, 2021, the Circuit Court of the 17th Judicial Circuit in Broward County, Florida, entered an order appointing Small Cap Compliance, LLC, as Custodian for ENGA. On August 3, 2021, Rhonda Keaveney was appointed as interim officer and a sole director. Small Cap Compliance, LLC was issued 1,000,000 shares of Common Stock and 100,000 shares of Preferred Stock for custodian services. The custodianship was successfully discharged by the Court on October 19, 2021.

On October 20, 2021, Small Cap Compliance, LLC and Bebuzee, Ltd. entered into a Stock Purchase Agreement, whereby Bebuzee, Ltd purchased 100,000 Preferred A Stock, the control block for $115,000. Rhonda Keaveney resigned as sole officer and director. Joseph Onyero was appointed sole officer and director.

On May 20, 2022, the Company increased its authorized common stock to 1,000,000,000 shares and designated 10,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock holders are entitled to 1,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. There are 100,000 shares of Series A Convertible Preferred Stock outstanding as of June 30, 2022.

The Company offers a unique, proprietary video-sharing platform and streaming service that allows our members to watch a wide variety of content such as movies, series, documentaries and talk shows on any internet-connected device. The Company's technology scans the world for news, features and information flow to give its dedicated readers the best of the Internet in one place. A one-stop platform for breaking news, interesting and important blogs, videos, and photos. The Company offers an addictive resource for those millions of people without time to scavenge the Internet and other sources for news and information

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The accompanying financial ststements as of June 30, 2022 and 2021 have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

F-7

Fiscal year end

The Company’s fiscal year end is June 30.

Going Concern

The Company’s financial statements are prepared using US GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $299,605 as of June 30, 2022. These conditions raise substantial doubt about the company’s ability to continue as a going concern. The Company will engage in limited activities without incurring significant liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Cash Flows Reporting

The Company follows ASC 230, “Statement of Cash Flows”, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230 to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

F-8

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or influence the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach in accordance with ASC 740, “Income Taxes”. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the unaudited statements of operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s unaudited financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. The Company incurred no advertising and marketing expense for the years ended June 30, 2022 and 2021.

Research and Development

All research and development costs are expensed as incurred. The Company incurred no research and development expense for the years ended June 30, 2022 and 2021.

Leases

In accordance with ASC 842, “Leases”, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”). Lease expense is recognized on a straight-line basis over the lease term.

F-9

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825, “Financial Instruments”, requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2022 and 2021, there were no financial instruments requiring fair value.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and diluted earnings per share

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

There were 100,000 preferred shares convertible into 100,000,000 common shares outstanding for the year ended June 30, 2022. There were no potential dilutive securities for the year ended June 30, 2021. These potential dilutive securities outstanding have not been considered as the inclusion would be anti-dilutive.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

F-10

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is not exposed to credit risk.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

The Company has not entered into any contracts that obligate it to purchase a minimum quantity or exclusively from any supplier.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 authorized shares of Series A Convertible Preferred Stock, $0.001 par value, with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. The Series A Convertible Preferred Stock holders are entitled to 1,000 shares of Common Stock for each share of Series A Convertible Preferred Stock owned and they are not entitled to dividends. On August 3, 2021, Small Cap Compliance, LLC was issued 100,000 shares of Preferred Stock, valued at $115,000 (fair value on the date of issuance) for custodian services. On or about October 20 2021, Small Cap Compliance LLC entered into a securities purchase agreement pursuant to which it sold its 100,000 shares of preferred stock for $115,000 to Bebuzee (UK), Ltd., an entity organized under the laws of England and Wales. There are 100,000 and zero shares of Series A Convertible Preferred Stock outstanding as of June 30, 2022 and 2021, respectively.

F-11

Common Stock

On June 9, 2022, the Company issued a total of 2,913,956 shares of Common Stock in exchange for an equal number of shares of Bebuzee (UK), Ltd. The transaction was determined to have a nominal value and recorded at $0.

NOTE 5 – Related Party Transactions

During the year ended June 30, 2022, the Company’s CEO paid for $235,134 of expenses on behalf of the Company. These payments were recorded as a capital contribution. Included in these expenses were $19,500 of rental expense paid for personal housing for the CEO and COO.

NOTE 6 – OPERATING LEASE

Effective May 1, 2022, the Company entered into a 12-month lease to provide employee housing located at 179 Britannia Drive, Cayman Islands. The Company provides housing to its non-Cayman Island employees in support of its Cayman Islands operations. This facility is leased in installments of $6,500 per month.

Effective April 1, 2022, the Company entered into a 12-month lease to provide employee housing located at Britannia Unit 619, 308 Britannia Drive, BLK 12D PCL 40 H50, Cayman Islands. The Company provides housing to its non-Cayman Island employees in support of its Cayman Islands operations. This facility is leased in installments of $6,500 per month.

Effective June 1, 2022, the Company entered into a 12-month lease for its corporate offices located at 801 Brickell Avenue, 8th Floor, Miami, Florida 33131. The corporate office is leased in installments of approximately $3,144 per month.

Operating lease cost was $41,782 and $0 for the years ended June 30, 2022 and 2021, respectively.

NOTE 7 – INCOME TAXES

At June 30, 2022, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $37,000 available to reduce future income which under the Tax Cuts and Jobs Act of 2018, allows for an indefinite carryforward period, with carryforwards limited to 80% of each subsequent year’s net income. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	Year ended June 30,
	2022	2021
Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.5%	4.3%
Permanent differences	0.0%	0.0%
Valuation allowance	(24.5)%	(25.3)%

Provision for income taxes	0.0%	0.0%

F-12

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	June 30,
	2022	2021
Deferred tax assets:
Net operating loss carry forwards	$73,469	$5,850
Valuation allowance	(73,469)	(5,850)

	$–	$–

Major tax jurisdictions are the United States and Florida. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. The Company is currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2022 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended June 30, 2022.

F-13

PART III

INDEX TO EXHIBITS

1	Articles of Incorporation*
2	Articles of Amendment to Articles of Incorporation of BEBUZEE, INC.*
3	Bebuzee Limited Service Agreement, dated April 1, 2021*
4	Bebuzee Limited Service Agreement, dated April 1, 2021*

___________________________

*	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Florida, on September 22, 2022.

Engage Mobility, Inc.

By: /s/ Joseph Onyero
By: Joseph Onyero
President/CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Claudia S. Spagnuolo

Claudia S. Spagnuolo, VP Operations/COO

Date: September 22, 2022

III-2